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                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on or about July 23, 1997) and related Prospectus of First USA Paymentech, Inc. for the registration of 360,000 shares of its common stock and to the incorporation by reference therein of our report dated July 16, 1996 (except for Note N, as to which the date is August 19, 1996), with respect to the consolidated financial statements of First USA Paymentech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                 /s/  ERNST & YOUNG LLP


Dallas, Texas
July 30, 1997